Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054
Cameron McAulay	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Second Quarter 2024 Financial Results

Santa Clara, Calif.—August 5, 2024—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and six months ended June 29, 2024.

“We witnessed strengthening demand for hard disk drive (HDD) media technology upgrades during the second quarter, and our team in Singapore provided solid execution, which led to revenues well ahead of expectations,” commented Nigel Hunton, president and chief executive officer. “Today’s media upgrade initiatives, including those in support of the HAMR (heat-assisted magnetic recording) technology transitions now underway, demonstrate Intevac’s critical role within the HDD ecosystem. Our flagship 200 Lean® is the world’s leading platform for media production, both today and for the years to come, providing strong visibility for a solid base of business as we drive incremental growth with our groundbreaking TRIO™ platform, which will serve multiple markets, including the display cover glass coating market. We are now in the process of qualifying our first TRIO system, which has been successfully installed at a new customer facility in Asia and is currently demonstrating the benefits of its modular and flexible design. Our focus is now on completing the field qualification and securing initial orders. Strong collections in the quarter drove an increase in total cash, restricted cash, and investments to over $70 million at quarter-end, and we remain steadfast in our commitment to maintain the strength of the balance sheet while still aggressively pursuing the strong growth opportunities ahead. Overall, an excellent quarter for Intevac across all fronts.”

($ Millions, except per share amounts)

	Three Months Ended		Three Months Ended
	June 29, 2024		July 1, 2023
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$14.5	$14.5	$10.3	$10.3
Operating Loss	$(3.3)	$(3.3)	$(5.5)	$(5.5)
Net Loss	$(3.3)	$(3.3)	$(4.9)	$(4.9)
Net Loss per Share	$(0.12)	$(0.12)	$(0.19)	$(0.19)

	Six Months Ended		Six Months Ended
	June 29, 2024		July 1, 2023
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$24.2	$24.2	$21.8	$21.8
Operating Loss	$(7.7)	$(7.7)	$(9.9)	$(9.9)
Net Loss	$(4.9)	$(6.0)	$(8.8)	$(9.1)
Net Loss per Share	$(0.18)	$(0.22)	$(0.34)	$(0.35)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: discontinued operations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Second Quarter 2024 Summary

Revenues were $14.5 million, compared to $10.3 million in the second quarter of 2023, and consisted of HDD upgrades, spares and service. Gross margin was 38.2%, compared to 24.9%, in the second quarter of 2023. Operating expenses were $8.8 million, compared to $8.0 million in the second quarter of 2023. The operating loss was $3.3 million compared to $5.5 million in the second quarter of 2023.

The net loss for the quarter was $3.3 million, or $0.12 per diluted share, compared to a net loss of $4.9 million, or $0.19 per diluted share, in the second quarter of 2023. The non-GAAP net loss for the second quarter of 2024 was $3.3 million, or $0.12 per diluted share, compared to a non-GAAP net loss of $4.9 million, or $0.19 per diluted share, in the second quarter of 2023.

Order backlog was $42.5 million on June 29, 2024, compared to $53.1 million on March 30, 2024, and $58.2 million on July 1, 2023. Backlog at June 29, 2024 and at March 30, 2024 did not include any 200 Lean HDD systems. Backlog at July 1, 2023 included two 200 Lean HDD systems.

The Company ended the quarter with $70.4 million of total cash, cash equivalents, restricted cash and investments and $111.7 million in tangible book value.

First Six Months 2024 Summary

Revenues were $24.2 million, compared to first-half 2023 revenues of $21.8 million, and consisted of HDD upgrades, spares and service. Gross margin was 40.4%, compared to 33.4% in the first six months of 2023. Operating expenses were $17.5 million, compared to $17.2 million in the first six months of 2023. The net loss was $4.9 million, or $0.18 per diluted share, compared to a net loss of $8.8 million, or $0.34 per diluted share, for the first six months of 2023.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of discontinued operations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13747605. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/login/intevac080524 or on the Company’s investor relations website at https://ir.intevac.com/.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, our industry-leading 200 Lean® platform supports the majority of the world’s capacity for HDD disk media production, as well as all technology upgrade initiatives currently underway in support of next-generation HAMR (heat-assisted magnetic recording) media. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional markets with our groundbreaking TRIO™ platform, which enables high-value coatings to be deployed cost-effectively on an array of glass displays and other substrates, including for consumer devices.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark of Intevac, Inc. and TRIO™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenues	$14,526	$10,301	$24,156	$21,843
Gross profit	5,548	2,570	9,752	7,289
Gross margin	38.2%	24.9%	40.4%	33.4%
Operating expenses
Research and development	3,511	3,647	7,880	7,620
Selling, general and administrative	5,308	4,375	9,588	9,575

Total operating expenses	8,819	8,022	17,468	17,195

Total operating loss	(3,271)	(5,452)	(7,716)	(9,906)
Interest and other income (expense), net	759	650	2,979	1,322

Loss from continuing operations before provision for income taxes	(2,512)	(4,802)	(4,737)	(8,584)
Provision for income taxes	751	116	1,227	502

Net loss from continuing operations	(3,263)	(4,918)	(5,964)	(9,086)
Net income from discontinued operations, net of taxes	—	40	1,095	317

Net loss	$(3,263)	$(4,878)	$(4,869)	$(8,769)

Net income (loss) per share
Basic and diluted - continuing operations	$(0.12)	$(0.19)	$(0.22)	$(0.35)
Basic and diluted - discontinued operations	$0.00	$0.00	$0.04	$0.01
Basic and diluted - net loss	$(0.12)	$(0.19)	$(0.18)	$(0.34)
Weighted average common shares outstanding
Basic and diluted	26,668	26,032	26,595	25,907

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 29, 2024	December 30, 2023
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$64,783	$68,846
Accounts receivable, net	17,592	18,613
Inventories	45,561	43,795
Prepaid expenses and other current assets	2,421	2,123

Total current assets	130,357	133,377
Long-term investments	4,919	2,687
Restricted cash	700	700
Property, plant and equipment, net	7,626	7,664
Operating lease right-of-use assets	6,839	7,658
Intangible assets, net	885	954
Other long-term assets	2,643	3,466

Total assets	$153,969	$156,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$1,202	$1,008
Accounts payable	4,417	5,800
Accrued payroll and related liabilities	3,959	3,475
Other accrued liabilities	2,487	1,820
Customer advances	21,629	20,407

Total current liabilities	33,694	32,510
Non-current liabilities
Non-current operating lease liabilities	6,197	6,976
Customer advances	1,482	1,482
Other non-current liabilities	7	21

Total non-current liabilities	7,686	8,479
Stockholders’ equity
Common stock ($0.001 par value)	27	26
Additional paid-in capital	212,315	210,320
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income	42	97
Accumulated deficit	(70,244)	(65,375)

Total stockholders’ equity	112,589	115,517

Total liabilities and stockholders’ equity	$153,969	$156,506

Note: Amounts as of December 30, 2023 are derived from the December 30, 2023 audited consolidated financial statements

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(3,271)	$(5,452)	$(7,716)	$(9,906)

Non-GAAP Operating Loss	$(3,271)	$(5,452)	$(7,716)	$(9,906)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(3,263)	$(4,878)	$(4,869)	$(8,769)
Discontinued operations[1]	—	(40)	(1,095)	(317)

Non-GAAP Net Loss	$(3,263)	$(4,918)	$(5,964)	$(9,086)

Non-GAAP Net Loss Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.12)	$(0.19)	$(0.18)	$(0.34)
Discontinued operations[1]	0.00	(0.00)	(0.04)	(0.01)
Non-GAAP Net Loss Per Diluted Share	$(0.12)	$(0.19)	$(0.22)	$(0.35)
Weighted average number of diluted shares	26,668	26,032	26,595	25,907

[1]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.